UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2016 (May 18, 2016)
Date of Report (Date of earliest event reported)

Caesars Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001- 36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Caesars Acquisition Company (the “Company”) held its annual meeting of stockholders on May 18, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders were requested to: (1) elect two directors to serve as Class III Directors to serve until the 2019 annual meeting of stockholders of the Company or until their successors are elected and qualified and (2) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Company's stockholders approved each proposal and the voting results were as follows:

Proposal 1: Election of Directors	Votes For	Withheld	Broker Non-Votes

Marc Rowan	107,559,840	15,733, 963	11,192,605

Dhiren Fonseca	122,257,982	1,035,821	11,192,605

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained

133,498,981	11,857	975,570

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	CAESARS ACQUISITION COMPANY

By: /s/ CRAIG J. ABRAHAMS
Craig J. Abrahams
Chief Financial Officer